GAIN Capital Reports Second Quarter and First Half 2014 Results

BEDMINSTER, N.J., August 11, 2014 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the second quarter ended June 30, 2014.

Second Quarter Results
(Comparisons below are referenced to the second quarter of 2013)

•	Net revenue of $69.7 million, down 5% from $73.1 million

•	Net loss of $5.2 million, or $(0.13) per diluted share, compared to net income of $17.2 million, or $0.44 per diluted share

•	Adjusted EBITDA** loss of $1.6 million, compared to adjusted EBTIDA of $26.9 million

•	Retail OTC trading volume of $522.2 billion, up 13% from $462.1 billion

•	Institutional trading volume of $1.3 trillion, up 27% from $1.1 trillion

•	Average Daily Futures Contracts of 26,322, up 19% from 22,069

•	Total retail client assets of $840.0 million, up 76% from $476.8 million

First Half Results
(Comparisons below are referenced to the first half of 2013)

•	Net revenue of $151.1 million, up 23% from $122.9 million

•	Net loss of $1.3 million, or $(0.04) per diluted share, compared to net income of $21.4 million, or $0.56 per diluted share

•	Adjusted EBITDA** and adjusted EBITDA margin** of $10.4 million and 7%, compared to $34.3 million and 28%

•	Retail OTC trading volume of $1,094.5 billion, up 22% from $899.1 billion

•	Institutional trading volume of $2.7 trillion, up 38% from $2.0 trillion

•	Average Daily Futures Contracts of 25,652 up 22% from 21,058

(*First half results include restated first quarter results; see below for details)
(**See below for reconciliation of non-GAAP financial measures)

“Currency volatility fell to its lowest level in more than 10-years in the second quarter, which resulted in retail OTC revenue capture that was 30% below our trailing twelve month average. The severe downturn in revenue capture significantly impacted the performance of our retail OTC business and offset substantial growth in our institutional and futures businesses. Despite the poor market conditions, our core operating metrics remained stable across the board, demonstrating our ability to attract and maintain customers and positioning us to benefit when market conditions revert to historical norms,” said Glenn Stevens, CEO of GAIN Capital.

“We continue to make investments to grow and diversify our business both organically and through targeted acquisitions. Revenues from our commission-based businesses, which comprise our institutional sales and trading and futures business, more than doubled from a year earlier, reaching $32.4 million in the second quarter 2014 compared to $14.2 million in the prior year period. We have closed four acquisitions in 2014 to date, bolstering our futures business with the addition of brokerages Global Asset Advisors and Top Third Ag Advisors, adding advisory services for our retail OTC business with the acquisition of Galvan Research, and acquiring all of the intellectual property powering our GTX business. We also continue to successfully integrate the GFT business and remain on track to achieve $40 million of yearly run-rate expense savings by the fourth quarter of 2014," continued Mr. Stevens.

“Looking forward, we remain focused on growing our core operating metrics and executing on our M&A strategy, while also continuing to reduce our fixed cost base. We are excited by several opportunities to expand our customer base through various organic growth initiatives. Our M&A pipeline remains robust and we believe there are several attractive transactions that may be executed in the near-term. And continuing with our long-term focus on expense management, apart from synergy-related expense cuts following the 2013 acquisition of GFT, we are implementing additional cost reduction measures to further rationalize our expense base in light of challenging market conditions,” Mr. Stevens concluded.

Retail OTC Business

In the second quarter of 2014, GAIN’s retail OTC trading business generated revenue of $36.4 million, compared to $57.5 million in the second quarter of 2013, principally as a result of the significant decline in FX volatility during the second quarter.

Amid these challenging market conditions, the Company’s key operating metrics remained broadly stable, demonstrating the Company’s continued success in continuing to execute on the Company’s organic and inorganic growth plans. Total trading volume during the second quarter of 2014 was $522.2 billion, compared to $462.1 billion for the same period in 2013. Retail OTC funded accounts and assets grew 37% and 95% from the year-ago quarter to 120,236 and $671 million, respectively.

Institutional Sales and Trading

In the second quarter of 2014, GAIN’s institutional sales and trading business, comprising the GTX and sales trader businesses, generated total revenue of $23.5 million, compared to $7.8 million for the same period in 2013. In addition, the purchase of all of the intellectual property powering the GTX ECN technology, completed in the second quarter, provides GTX with new opportunities to grow its institutional ECN business over the long term. The sales trader business recorded strong results in the second quarter, buoyed by strong trading volumes across a mix of asset classes, including European equities.

Futures

The exchange-traded futures business generated revenue of $8.9 million in the second quarter of 2014, compared to $6.4 million in the same period in 2013. Despite overall lower volumes reported by several major futures exchanges in the second quarter, average daily futures contracts reached 26,322 in the second quarter, an increase of 19% from the year-ago quarter and 5% from the first quarter of 2014. In addition, the acquisitions of Global Asset Advisors (GAA) and Top Third Ag Advisors (TT) in the first quarter of this year provided the futures business with increased scale, product breadth and additional depth in senior leadership. GAA and TT’s higher margin service offerings contributed to an overall increase in futures revenue per contract, which grew 16% to $5.2 compared to $4.5 in the prior year comparable period.

Restatement of first quarter 2014 earnings

The financial information contained in this earnings release reflects the effects of a restatement of our financial statements as of and for the three months ending March 31, 2014. Please see our filings made with the Securities and Exchange Commissions on August 11, 2014 for further information.

Dividend

GAIN’s Board of Directors declared a quarterly cash dividend of $0.05 per share of the Company’s common stock. The dividend is payable on September 19, 2014 to shareholders of record as of the close of business September 12, 2014.

Conference Call
GAIN will host a conference call today, Monday August 11, 2014 at 5.00 p.m. ET. Participants may access the live call by dialing +1-877-317-6789 (U.S. domestic), or +1-412-317-6789 (international).

A live audio webcast of the call and a copy of the accompanying presentation will also be available on the Investor Relations section of the GAIN website (http://ir.gaincapital.com). A PDF copy of the earnings presentation will also be available on the Investor Relations website.

An audio replay will be made available for one month starting approximately two hours after the call by dialing +1-877-344-7529 in the U.S. or +1-412-317-0088 from abroad, and entering passcode 10050560#.

About GAIN
GAIN Capital Holdings, Inc. (NYSE: GCAP) is a global provider of online trading services. GAIN's innovative trading technology provides market access and highly automated trade execution services across multiple asset classes to a diverse client base of retail and institutional investors.

GAIN's businesses include FOREX.com, which provides retail traders around the world access to a variety of global OTC financial markets, including forex, precious metals and CFDs on commodities and indices; GTX, a fully independent FX ECN for hedge funds and institutions; and OEC an innovative online futures broker.

GAIN is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Hugh Collins and Lynn Morgen
MBS Value Partners
+1 212.750.5800
gain@mbsvalue.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
REVENUE:
Trading revenue	$36.4	$57.5	$87.6	$92.8
Commission revenue	32.4	14.2	62.2	25.1
Other revenue	0.6	1.1	0.7	4.7
Total non-interest revenue	69.4	72.8	150.5	122.6
Interest revenue	0.4	0.3	0.8	0.4
Interest expense	0.1	—	0.2	0.1
Total net interest revenue	0.3	0.3	0.6	0.3
Total net revenue	69.7	73.1	151.1	122.9
EXPENSES:
Employee compensation and benefits	24.1	17.5	45.9	32.6
Selling and marketing	5.2	4.7	11.3	10.1
Referral fees	20.5	11.0	41.2	21.2
Trading expense	7.2	4.3	14.1	8.1
General and administrative	9.8	6.5	19.0	12.0
Depreciation and amortization	1.8	1.8	4.0	3.4
Purchased intangible amortization	1.6	0.6	2.6	1.2
Communication and technology	3.8	2.0	7.8	4.2
Bad debt provision	0.6	0.2	1.2	0.4
Acquisition expense	0.2	—	0.6	—
Restructuring	0.2	—	0.6	—
Integration	0.3	—	1.7	—
Total operating expense	75.3	48.6	150.0	93.2
Operating (loss)/income	(5.6)	24.5	1.1	29.7
Interest on long term borrowings	1.5	0.1	2.9	0.1
(Loss)/income before tax expense	(7.1)	24.4	(1.8)	29.6
Income tax (benefit)/expense	(2.0)	7.2	(0.7)	8.2
Net (loss)/income	$(5.1)	$17.2	$(1.1)	$21.4
Net income attributable to non-controlling interest	$0.1	$—	$0.2	$—
Net (loss)/income applicable to Gain Capital Holdings Inc.	$(5.2)	$17.2	$(1.3)	$21.4
Earnings per common share:
Basic	$(0.13)	$0.48	$(0.04)	$0.60
Diluted	$(0.13)	$0.44	$(0.04)	$0.56
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	40,135,820	35,570,587	39,839,012	35,309,364
Diluted	40,135,820	38,795,951	39,839,012	38,213,715

Condensed Consolidated Balance Sheet
In millions, except share data
(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS:
Cash and cash equivalents	$12.9	$39.9
Cash and securities held for customers	840.0	739.3
Short term investments	0.8	0.8
Receivables from banks and brokers	233.2	227.6
Property and equipment - net of accumulated depreciation	18.3	17.1
Prepaid assets	8.1	8.8
Goodwill	25.3	14.2
Intangible assets, net	39.6	34.8
Other assets	37.2	28.6
Total assets	$1,215.4	$1,111.1
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customer, brokers, dealers, FCM'S and other regulated entities	$840.0	$739.3
Accrued compensation & benefits	7.2	13.0
Accrued expenses and other liabilities	50.2	55.2
Income tax payable	5.4	3.8
Senior convertible notes	67.1	65.4
Total liabilities	$969.9	$876.7
Non-controlling interest	8.8	—
Shareholders' Equity	236.7	234.4
Total liabilities and shareholders' equity	$1,215.4	$1,111.1

(*) Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration-related expenses, impairment on investment and gain on extinguishment of debt. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
In thousands, except per share data
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net (loss)/income	$(5.2)	$17.2	$(1.3)	$21.4
Add Back; net of tax:
Acquisition expense	0.1	—	0.4	—
Restructuring	0.1	—	0.4	—
Integration	0.2	—	1.0	—
Adjusted net (loss)/income	(4.8)	17.2	0.5	21.4

Basic	$(0.12)	$0.48	$0.01	$0.61
Diluted	$(0.12)	$0.44	$0.01	$0.56
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	40,135,820	35,570,587	39,839,012	35,309,364
Diluted	40,135,820	38,795,951	39,839,012	38,213,715

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, restructuring, acquisition and integration-related expenses, impairment on investment and gain on extinguishment of debt. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.
Adjusted EBITDA Margin is adjusted EBITDA over net revenue.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
In millions
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net revenue	$69.7	$73.1	$151.1	$122.9
Net (loss)/income	(5.2)	17.2	(1.3)	21.4
Net (loss)/income margin %	(7)%	24%	(1)%	17%

Net (loss)/income	$(5.2)	$17.2	$(1.3)	$21.4
Depreciation and amortization	1.8	1.8	4.0	3.4
Purchased intangible amortization	1.6	0.6	2.6	1.2
Interest expense	1.5	0.1	2.9	0.1
Income tax (benefit)/expense	(2.0)	7.2	(0.7)	8.2
Acquisition expense	0.2	—	0.6	—
Restructuring	0.2	—	0.6	—
Integration	0.3	—	1.7	—
Adjusted EBITDA	(1.6)	26.9	10.4	34.3
Adjusted EBITDA Margin	(2)%	37%	7%	28%

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. The forward-looking statements contained in this earnings release include, without limitation, statements relating to GAIN Capital's expectations regarding the opportunities and strengths of the combined company created by the combination of GAIN and GFT, anticipated cost and revenue synergies as well as expected growth in financial and operating metrics, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. A variety of important factors could cause results to differ materially from such statements. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, including the successful integration of GFT, our ability to effectively compete in the OTC products and futures industries, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this earnings release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.